UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 13, 2016
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Boyd Gaming Corporation
(Exact Name of Registrant as Specified in its Charter)
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Nevada	001-12882	88-0242733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor
Las Vegas, Nevada 89169
(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2016, Steve Thompson was promoted to Executive Vice President, Operations of Boyd Gaming Corporation (the “Company”).

Prior to being appointed as Executive Vice President, Operations, Mr. Thompson, 56, who joined the Company in 1983, served in numerous senior executive positions, including as Senior Vice President of Operations, Nevada Region since 2004.

In connection with his promotion, Mr. Thompson will receive an annual base salary of $525,000 and his target bonus amount under the Company's 2000 Executive Management Incentive Plan will be 60% of his annual base salary. Mr. Thompson will continue to be eligible to participate in the Company's employee benefit plans and other arrangements that are generally available to similarly situated executive officers. Mr. Thompson’s salary, bonus and other compensation arrangements may be reviewed and modified from time to time by the Company's Compensation and Stock Option Committee.

A copy of the press release announcing Mr. Thompson’s appointment is furnished as Exhibit 99.1 hereto.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated January 13, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 15, 2016	Boyd Gaming Corporation

	By:	/s/ Josh Hirsberg
Josh Hirsberg
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated January 13, 2016